EXHIBIT 99.1

NetSol Technologies Reports Record Fiscal Fourth Quarter and Year-End Results

Fourth Quarter Revenue Surges to $14.3 Million on Increased License Revenue;
Earnings Advance Significantly to $0.25 per Diluted Share

Full Year Earnings Before and After Non-Controlling Interest Reported at $1.06 and $0.39 Respectively

Company Expects Fiscal 2013 Annual Revenue Growing to $46 million to $49 million,
With Earnings per Diluted Share Advancing to $0.80 to $1.00

Conference Call Scheduled Today at 11 a.m. ET (8 a.m. PT)

CALABASAS, Calif., Sept. 4, 2012 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported sharply improved financial results for its fiscal 2012 fourth quarter and full fiscal year ended June 30, 2012.

Fiscal 2012 Fourth Quarter Financial Results

Fourth quarter revenue more than doubled to $14.3 million, from $6.9 million in the comparable period last year, and surpassed the company's financial guidance of between $11.6 million and $12.6 million.

"The cadence of revenue growth has been strong, amplified by higher demand for our core enterprise solutions on a global basis," said Najeeb Ghauri, CEO of NetSol. "Thus far into fiscal 2013, we are experiencing continued strong momentum that we anticipate would translate to steady growth for our business and solid returns for our shareholders."

License revenue for the fiscal 2012 fourth quarter increased to $7.3 million from $1.0 million in the comparable period and $3.0 million in the preceding third fiscal quarter.

Maintenance revenue for the fiscal 2012 fourth quarter was $1.9 million, approximately equal to that of the same period last fiscal year and the preceding third quarter.

Services revenue grew to $5.2 million from $4.0 million for the fourth quarter of fiscal 2011 and $5.8 million in the preceding third quarter of fiscal 2012.

Gross margin for the fiscal fourth quarter rose significantly to 62% from 41% as reported in the comparable period last year.

Total operating expenses for the fiscal 2012 fourth quarter amounted to $4.2 million, versus $3.4 million in the fiscal 2011 fourth quarter, principally due to hiring additional NFS and Vroozi personnel, reflecting a more than doubling of sales activities, along with improvements to infrastructure, additional general and administrative cost of VLS acquisition, which was acquired during second quarter of fiscal 2012, and the provision of third party hardware and software to customers.

Operating income for the fourth quarter of fiscal 2012 rose to $4.7 million, compared with an operating loss of $564,000 in the fourth quarter of fiscal 2011.

NetSol achieved net income of $1.9 million for the fiscal fourth quarter, equal to $0.25 per diluted share, compared with a net loss of $1.1 million, or $0.19 per share, in the comparable period of the prior fiscal year. This includes a deduction of net income by $2.6 million for non-controlling interest, compared with $504,000 in the comparative period. Weighted average number of diluted shares outstanding for the period was 7.5 million shares, compared with 5.6 million shares for the fourth quarter of fiscal 2011. The company completed a 1-for-10 reverse stock split of its common stock, effective August 12, 2012.

At June 30, 2012, cash and cash equivalents amounted to $7.6 million.

2012 Fourth Quarter Highlights:

  Received new orders for NetSol Financial Suite (NFS™) solution from four new customers, representing more than $9 million in combined license, maintenance, and service billings. The quarter represented NetSol's highest license revenue growth, creating a record high backlog of service billings and new maintenance revenue;
  Signed two new customers for Vroozi, bringing total customers to date to 11. Total revenue for the 2012 fiscal year for the Vroozi division grew to $1.3 million;
  Expanded operations in the Asia Pacific region, increasing delivery and support capability in China and Thailand. With the singing of Santander Consumer Finance S.A., and Chongqing Auto Finance, total customers in China alone grew to more than 16 multinationals and local Chinese companies;
  Signed strategic partnership agreements with NEC India and ABeam Consulting, Japan to jointly develop and support businesses in the asset finance and leasing industry the Asia Pacific region;
  Signed four new agreements in Saudi Arabia through AtheebNetSol, its joint venture company, in the areas of cyber security, application development and consulting. The agreements are collectively valued at approximately $2.0 million.

Fiscal 2012 Full-Year Financial Results

"This year, we recorded the highest revenue in the history of our company, which underscores our team's perseverance and determination during a very challenging time last year," added Ghauri. "Our efforts to quickly expand delivery capability into Thailand and build-out operations throughout the Asia Pacific Region, position us to continue to enjoy strong growth for our core leasing solution. Moreover, with our average deal size increasing, and with other revenue drivers, including sales of our next generation leasing solution, becoming fully available during the year, we are increasingly confident that we will drive sustained, strong growth as we move forward."

Net revenue for fiscal 2012 increased to a record $39.8 million from $36.5 million last fiscal year.

License revenue rose to $13.4 million from $11.3 million in fiscal 2011. Maintenance revenue in fiscal 2012 was $7.9 million, compared with $7.5 million last fiscal year. Services revenue increased to $18.5 million from $17.8 million for the fourth quarter of fiscal 2011.

Gross margin for the 2012 fiscal year was 54%, compared with 59% last year, as a result of the challenging period in the first half of the year, and the company's move to expand service and delivery capability into Thailand, and increase staffing levels in China to capture market demand. Total operating expenses were $14.2 million for fiscal 2012, compared with $11.6 million in fiscal 2011. Operating income for fiscal 2012 was $7.3 million, compared with $10.2 million in fiscal 2011.

Net income was $2.4 million for fiscal 2012, equal to $0.39 per diluted share, compared with $5.7 million, or $1.16 per diluted share, in fiscal 2011.  Weighted average number of diluted shares outstanding for the year was 6.2 million, compared with 5.0 million shares in fiscal 2011.

Business and Financial Outlook

The company maintains its financial guidance provided in mid-August, anticipating a steady base of continuing recurring revenue, strong demand for the core NFS solution, particularly in the APAC region, and the successful progression of current projects underway, among other ongoing initiatives.

NetSol anticipates growing total annual revenue to a range of approximately $46 million to $49 million for fiscal 2013, and achieving earnings per diluted share of approximately $0.80 to $1.00 for the year.

Fiscal 2012 Fourth Quarter Conference Call

When:	Tuesday, September 4
Time:	11:00 a.m. Eastern
Phone:	1-877-941-0844 (domestic)
1-480-629-9835 (international)
Passcode:	4560495
Webcast:	http://www.netsoltech.com/IR/event-presentation.php
Archived:	90 days

A telephone playback of the conference call will also be available until, Tuesday, September 11, 2012. Listeners should call (800) 406-7325 (domestic) or (303) 590-3030 (international) and use reservation 4560495 to access the playback.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide and Riyadh.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://bit.ly/NetSol_Investor_Signup_Form.

The NetSol Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9832

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of June 30,	As of June 30,
ASSETS	2012	2011
Current assets:
Cash and cash equivalents	$ 7,599,607	$ 4,172,802
Restricted cash	141,231	5,700,000
Accounts receivable, net	13,757,637	15,062,502
Revenues in excess of billings	12,131,329	7,601,230
Other current assets	2,648,302	2,053,904
Total current assets	36,278,106	34,590,438
Property and equipment, net	16,912,795	16,014,461

Intangible assets, net	28,502,983	25,602,195
Goodwill	9,653,330	9,439,285
Total intangibles	38,156,313	35,041,480
Total assets	$ 91,347,214	$ 85,646,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 3,869,355	$ 4,730,027
Current portion of loans and obligations under capitalized leases	1,896,238	7,062,535
Other payables - acquisitions	103,226	103,226
Unearned revenues	2,704,661	2,653,460
Convertible notes payable , current portion	2,809,093	2,745,524
Loans payable, bank	2,116,402	2,319,377
Common stock to be issued	105,575	400,700
Total current liabilities	13,604,550	20,014,849
Obligations under capitalized leases, less current maturities	260,107	285,472
Convertible notes payable less current maturities	936,364	--
Long term loans; less current maturities	1,551,541	434,884
Total liabilities	16,352,562	20,735,205
Commitments and contingencies
Stockholders' equity:
Common stock, $.01 par value; 9,500,000 shares authorized; 7,513,745
& 5,553,186 issued and outstanding as of June 30, 2012 and 2011	75,137	55,532
Additional paid-in-capital	106,101,165	97,886,492
Treasury stock	(415,425)	(396,008)
Accumulated deficit	(31,684,399)	(34,130,944)
Stock subscription receivable	(2,119,488)	(2,198,460)
Other comprehensive loss	(12,361,759)	(8,805,922)
Total NetSol shareholders' equity	59,595,231	52,410,690
Non-controlling interest	15,399,421	12,500,484
Total stockholders' equity	74,994,652	64,911,174
Total liabilities and stockholders' equity	$ 91,347,214	$ 85,646,379

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Year
	Ended June 30,

	2012	2011
Net Revenues:
License fees	13,369,701	11,284,472
Maintenance fees	7,866,930	7,488,387
Services	18,538,893	17,774,714
Total net revenues	39,775,524	36,547,574
Cost of revenues:
Salaries and consultants	10,236,109	8,716,495
Travel	1,273,259	1,044,767
Repairs and maintenance	373,359	307,115
Insurance	145,351	126,584
Depreciation and amortization	3,528,229	3,108,286
Other	2,721,716	1,500,880
Total cost of revenues	18,278,023	14,804,126
Gross profit	21,497,501	21,743,448
Operating expenses:
Selling and marketing	3,130,379	3,016,402
Depreciation and amortization	1,113,758	1,180,226
Bad debt expense	124,291	367,064
Salaries and wages	4,191,593	3,347,896
Professional services, including non-cash compensation	993,058	806,212
Lease abandonment charges	--	(858,969)
General and administrative	4,679,840	3,719,797
Total operating expenses	14,232,919	11,578,627
Income from operations	7,264,582	10,164,820
Other income and (expenses)
Loss on sale of assets	(18,979)	(21,461)
Interest expense	(823,684)	(863,707)
Interest income	82,039	154,856
Gain on foreign currency exchange transactions	404,708	1,115,647
Share of net loss from equity investment	(300,000)	(220,506)
Beneficial conversion feature	(179,576)	(453,989)
Other income (expense)	275,565	(52,149)
Total other income (expenses)	(559,927)	(341,309)
Net income before income taxes	6,704,655	9,823,511
Income taxes	(55,384)	(120,542)
Net income after tax	6,649,271	9,702,970
Non-controlling interest	(4,202,726)	(3,974,882)
Net income attibutable to NetSol	2,446,545	5,728,088

Other comprehensive income (loss):
Translation adjustment	(5,308,958)	293,766
Comprehensive income (loss)	(2,862,414)	6,021,853
Comprehensive loss attributable to non controlling interest	(1,753,122)	(116,071)
Comprehensive income (loss) attributable to NetSol	(1,109,292)	6,137,924

Net income per share:
Basic	$ 0.39	$ 1.18
Diluted	$ 0.39	$ 1.16
Weighted average number of shares outstanding
Basic	6,217,842	4,854,320
Diluted	6,244,185	4,956,819

Amounts attributable to NetSol common shareholders	$ 2,446,545	$ 5,728,088

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Year
	Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$ 6,649,271	$ 9,702,970
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	4,641,987	4,288,512
Provision for bad debts	192,250	367,064
Gain on settlement of finance lease	(110,990)	--
Share of net loss from investment under equity method	300,000	220,506
Loss on sale of assets	18,979	21,462
Gain on settlement of lease abandonment provision	--	(858,969)
Stock issued for interest on notes payable	--	191,808
Stock issued for services	216,446	886,218
Fair market value of warrants and stock options granted	453,100	459,174
Beneficial conversion feature	179,577	453,989
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	1,774,837	(3,422,252)
(Increase) decrease in accounts receivable	(5,124,497)	1,987,996
Decrease in accounts payable and accrued expenses	(1,078,245)	(376,287)
Net cash provided by operating activities	8,112,715	13,922,191
Cash flows from investing activities:
Purchases of property and equipment	(4,912,322)	(9,085,148)
Sales of property and equipment	44,690	313,935
Purchase of treasury stock	(19,417)	--
Purchase of non-controlling interest in subsidiary	--	(671,460)
Short-term investments held for sale	--	(256,522)
Investment under equity method	(100,000)	--
Acquisition, net of cash acquired	(253,192)	--
Increase in intangible assets	(6,167,105)	(8,096,401)
Net cash used in investing activities	(11,407,346)	(17,795,596)
Cash flows from financing activities:
Proceeds from sale of common stock	5,743,300	4,099,250
Proceeds from the exercise of stock options and warrants	728,500	1,615,050
Proceeds from convertible notes payable	4,000,000	--
Payments on convertible notes payable	(2,758,330)	--
Restricted cash	5,558,769	--
Dividend Paid	(341,657)	(1,291,313)
Bank overdraft	59,913	39,026
Proceeds from bank loans	4,190,395	2,969,146
Payments on bank loans	--	(46,033)
Payments on capital lease obligations & loans - net	(8,089,139)	(3,118,344)
Net cash provided by financing activities	9,091,751	4,266,782
Effect of exchange rate changes in cash	(2,370,315)	(296,121)
Net increase in cash and cash equivalents	3,426,805	97,256
Cash and cash equivalents, beginning of year	4,172,803	4,075,546
Cash and cash equivalents, end of year	$ 7,599,608	$ 4,172,802

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Fiscal Year	Fiscal Year
	ended	ended
	June 30, 2012	June 30, 2011

Net Income (loss) before preferred dividend, per GAAP	$ 2,446,545	$ 5,728,088
Income Taxes	55,384	120,542
Depreciation and amortization	4,641,987	4,288,512
Interest expense	823,684	863,707
Interest (income)	(82,039)	(154,856)
EBITDA	$ 7,885,561	$ 10,845,992

Weighted Average number of shares outstanding
Basic	6,217,842	4,854,320
Diluted	6,244,185	4,956,819

Basic EBITDA	$ 1.27	$ 2.23
Diluted EBITDA	$ 1.26	$ 2.19

Contacts:	PondelWilkinson Inc.
Matt Sheldon | Roger Pondel
(310) 279-5980
investors@netsoltech.com